Exhibit 20

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust IX
July 2004

I	Initial SWIFT IX Series 2004-A Statistics
	Trust Cap	$4,124,000,000.00
	Pool Balance at Sale Date	$5,121,524,369.56
	Initial Trust Balance	$4,124,000,000.00
	Offered Term Note 2004-A	$2,000,000,000.00
	Initial Revolving Note Balance	$2,000,000,000.00
	Certificate Balance	$124,000,000.00
	Reserve Fund	$247,440,000.00
	Cash Accumulation Reserve—Notes	$10,051,000.00
	Cash Accumulation Reserve—Certificates	$1,336,000.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$4,747,154,906.38
	New A/R Principal	$1,515,061,530.37
	Principal Reductions	$(1,647,477,978.92)
	Factory Credits/Warranty Repurchases	$(370,341,760.42)
	Partial Pay-Off Account	$(1,459,802.53)
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—

	Net Change in Pool Balance	$(504,218,011.50)

	Ending Pool Balance	$4,242,936,894.88
	Average Daily Pool Balance	$4,605,633,115.26
	Beginning Trust Balance	$4,124,000,000.00
	Ending Trust Balance	$3,892,862,909.62
	Average Daily Trust Balance	$4,092,373,707.78
	Beginning Cash Accumulation Reserve Fund Account—2004 Term Notes	$10,051,000.00
	Ending Cash Accumulation Reserve Fund Account—2004 Term Notes	$10,051,000.00
	Change in Cash Accumulation Reserve Fund Account—2004 Term Notes	$—
	Beginning Cash Accumulation Reserve Fund Account—Certificates	$1,336,000.00
	Ending Cash Accumulation Reserve Fund Account—Certificates	$1,336,000.00
	Change in Cash Accumulation Reserve Fund Account—Certificates	$—
	Excess Available Receivable Balance	$(231,137,090.38)
	Defaulted Receivables — Eligible	$—
	Defaulted Receivables — Ineligible	$—
	Gross Weighted Average Receivable Rate	3.75%
	Weighted Average Cost of Wholesale Incentive Plan	0.07%
	Securities Balances
	Beginning Offered Term Note 2004-A Balance	$2,000,000,000.00
	Ending Offered Term Note 2004-A Balance	$2,000,000,000.00
	Average Daily Offered Term Note 2004-A Balance	$2,000,000,000.00
	Beginning Revolving Note RN—1 Balance	$1,000,000,000.00
	Ending Revolving Note RN—1 Balance	$768,862,909.62
	Average Daily Revolving Note RN—1 Balance	$968,373,707.78
	Beginning Revolving Note RN—2 Balance	$1,000,000,000.00
	Ending Revolving Note RN—2 Balance	$1,000,000,000.00
	Average Daily Revolving Note RN—2 Balance	$1,000,000,000.00
	Beginning Certificate Balance	$124,000,000.00
	Ending Certificate Balance	$124,000,000.00
	Average Daily Certificate Balance	$124,000,000.00
III	Trust Percentage & Trust Interest Collections
	Average Offered 2004 Term Note Balance	$2,000,000,000.00
	Average Daily Revolving 2004 RN—1 Balance	$968,373,707.78
	Average Daily Revolving 2004 RN—2 Balance	$1,000,000,000.00
	Average Certificate Balance	$124,000,000.00

	Average Daily Trust Balance	$4,092,373,707.78

	Average Daily Pool Balance	$4,605,633,115.26
	Total Interest Collected	$15,681,614.62
	Trust Percentage	88.8558%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust IX
July 2004

				Beginning			Ending
				Note Distribution	Current Month	Required	Note Distribution
				Account Balance	Actual Amounts	Distribution	Account Balance
IV Distribution of Trust Interest
Available Trust Interest:
Trust Interest Collections					$5,173,177.23
Minimum Investment Proceeds (Commercial Paper)					—
Minimum Investment Proceeds (Money Market Funds)					$248,138.28

					$5,421,315.51

2004 Term Note Interest	Interest Rate (LIBOR+.05%)		1.43%
	Average Daily Balance		$2,000,000,000.00	N/A	$2,542,222.22	$2,542,222.22	N/A
	# of Days of Interest		32

2004 Revolving Note RN-1	Interest Rate (LIBOR+.07%)		1.43%
	Average Daily Balance		$968,373,707.78	N/A	$1,192,444.62	$1,192,444.62	N/A
	# of Days of Interest		31

2004 Revolving Note RN-2	Interest Rate (LIBOR+.07%)		1.43%
	Average Daily Balance		$1,000,000,000.00	N/A	$1,231,388.89	$1,231,388.89	N/A
	# of Days in Collection Period		31

		Subtotal			$4,966,055.73

	Interest Available After Notes				$455,259.78

Servicer Advances Not Previously Reimbursed					$—

Reserve Fund Deposit Amount					$—

Cash Accumulation Reserve Fund Deposit Amount					$—

Certificate Interest	Interest Rate (LIBOR+.25%)		1.63%
	Average Daily Balance		$124,000,000.00		$179,662.22	$179,662.22	N/A
	# of Days of Interest		32

Trust Defaulted Amount					$—

Unreimbursed Trust Charge-Offs					$—

		Seller Excess Interest			$275,597.56

Cash Accumulation Reserve Fund Draw Amount — 2004 Term Note					$282,731.67
Cash Accumulation Reserve Fund Draw Amount — Certificates					$38,215.82

		Seller Excess Interest + Draw Amount			$596,545.06

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)					$3,410,311.42

V Summary
(A)	Coverage of Deficiency Amount
	Deficiency Amount	$—			From Bank of New York to GMAC
	Deficiency Amount Covered by Servicer Advance	—		Seller Excess Interest	$275,597.56
	(a) Monthly Service Fee	—		Cash Accumulation Draw Amount— 2004 Term Note	$282,731.67
				Cash Accumulation Draw Amount—Certificates	$38,215.82
	(b) (1) Aggregate Term Noteholders’ Interest	—		Ineligible Interest	$—
	(2) Revolver Interest	—		Additional Trust Principal	$—
	(3) Specified Support Arrangements Payments	—		Minimum Investments Received for Current Month	$(248,138.28)

	(c) Aggregate Certificateholders’ Interest	—		8/16/2004 - Distribution to GMAC	$348,406.78

	Unsatisfied Deficiency Amount	—
	Unsatisfied Deficiency Amount Covered by Reserve	—
	(a) Monthly Service Fee	—			From Bank of New York to Chase Manhattan Bank (USA)
	(b) (1) Aggregate Term Noteholders’ Interest	—			From Chase Manhattan Bank (USA) — New York to GMAC
	(2) Revolver Interest	—		Certificate Interest Due GMAC	$1,796.62

	(3) Specified Support Arrangements Payments	—
	(c) Aggregate Certificateholders’ Interest	—
	(d) Servicer Advances not previously reimbursed	—			From Bank of New York to Chase Manhattan Bank (USA)
	(e) Trust Defaulted Amount	—			From Chase Manhattan Bank (USA) — New York to DTC
				Certificate Interest Due Investors	$177,865.60

(B)	Beginning Unreimbursed Trust Charge-Offs	—
	Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—
	Plus: Trust Defaulted Amounts (Current)	—			From Bank of New York to US Bank (NCAT)
	Less: Amount Covered by Trust Interest Collections	—		Revolving Note Interest	$2,423,833.51

	Less: Reserve Fund Draw Amount	—

	Ending Unreimbursed Trust Charge-Offs	$—

					From Bank of New York to Term Note Holders (DTC)
(C)	Beginning Unreimbursed Servicer Advance	$—		Term Note Interest	$2,542,222.22

	Plus: Servicer Advance (Current Month)	—
	Less: Reimbursed Servicer Advance-
	(From Trust Interest Collections)	—		Total Disbursements From Bank of New York	$5,494,124.73

	Ending Unreimbursed Servicer Advance	$—

(D)	Reserve Fund Required Amount	$247,440,000.00
	Beginning Reserve Balance	$247,440,000.00
	Plus: Reserve Fund Deposit Amount	—
	Less: Reserve Fund Draw Amount	—

	Ending Reserve Balance	$247,440,000.00		Invest in Nations Money Market Funds from August 16, 2004 to September 15, 2004

	Required Amount Over Ending Reserve Balance	$—
(E)	Cash Accumulation Reserve Fund Required Amount	$9,768,268.33
	Beginning Cash Accumulation Reserve Fund Balance	$10,051,000.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$282,731.67	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance	$9,768,268.33		Invest in Nations Money Market Funds from August 16, 2004 to September 15, 2004

	Required Amount Over Ending Cash Accum. Reserve Fund Bal.	$—
(F)	Cash Accumulation Reserve Fund Required Amount	$1,297,764.18
	Beginning Cash Accumulation Reserve Fund Balance	$1,336,000.00
	Plus: Cash Accumulation Reserve Fund Deposit Amount	—
	Less: Cash Accumulation Reserve Fund Draw Amount	$38,215.82	@	Distribution to GMAC

	Ending Cash Accumulation Reserve Fund Balance	$1,297,784.18		Invest in Nations Money Market Funds from August 16, 2004 to September 15, 2004

	Required Amount Over Ending Cash Accum. Reserve Fund Bal.	$—

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust IX
July 2004

VI	Distribution Amounts
		2004-A Term Note Balance Prior to Distribution	$2,000,000,000.00
		Distribution Amount Allocable to Principal	—

		2004-A Term Note Balance After Distribution	$2,000,000,000.00

		2004 Revolving Note RN—1 Balance Beginning of Collection Period	$1,000,000,000.00
		Movement During Collection Period	$(231,137,090.38)

		2004 Revolving Note RN—1 Balance End of Collection Period	$768,862,909.62

		2004 Revolving Note RN—2 Balance Beginning of Collection Period	$1,000,000,000.00
		Movement During Collection Period	—

		2004 Revolving Note RN—2 Balance End of Collection Period	$1,000,000,000.00

		Certificate Balance Prior to Distribution	$124,000,000.00
		Distribution Amount Allocable to Principal	—

		Certificate Balance After Distribution	$124,000,000.00

VII	Trust Early Amortization Triggers
	(1)	Average Monthly Payment Rates <25%
		Current month	33.2%
		Current month — 1	33.3%
		Current month — 2	28.8%
		Three month Average	31.8%
	(2)	Reserve Fund < Reserve Fund Required Amount
		Reserve Fund on Deposit	$247,440,000.00
		Reserve Fund Required Amount	$247,440,000.00

		Current month	$—

		Reserve Fund on Deposit	$247,440,000.00
		Reserve Fund Required Amount	$247,440,000.00

		Current month — 1	$—

		Reserve Fund on Deposit	$247,440,000.00
		Reserve Fund Required Amount	$247,440,000.00

		Current month—2	$—

	(3)	Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
		Reserve Fund Required Amount	$247,440,000.00
		Reserve Fund on Deposit	$247,440,000.00

		Current month	$—

		Reserve Fund Trigger Amount	$20,000,000.00
	(4)	Used Trust Receivables/Daily Trust Balance > 20%
		Used Trust Receivables	$120,115,910.93
		Month-End Daily Trust Balance	$4,124,000,000.00
		Current month	2.9%
	(5)	Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
		(To be determined over most recent six Collection Periods)
		Current month	192.7%
		Current month — 1	194.2%
		Current month — 2	194.2%
		Current month — 3	N/A
		Current month — 4	N/A
		Current month — 5	N/A
		Six month Average	N/A
	(6)	Aggregate Available Receivables < 70% of Aggregate Receivables
		Current month	94.8%
		Current month — 1	95.0%
VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?		No
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2004 Term Notes and an Early Amortization Event for the Trust?
	(1)	The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer or the Seller.	No
	Rapid Amortization Triggers for 2004 Term Notes
	(2)	Term Note Cash Accumulation Reserve Fund Less Than $291,667	No
		Current Month	$10,051,000.00
	(3)	Certificate Cash Accumulation Reserve Fund less Than $38,750	No
		Current Month	$1,336,000.00
	(4)	Trust or Seller becomes required to register as an investment company.	No